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For period ended 10-31-13
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Grupo Financiero Banorte SAB de CV
Date of purchase:          07/17/2013
Date offering commenced:   07/17/2013
Purchase price:            MXN 71.50
Commission rate:           MXN  1.5587
Syndicate Members:         Morgan Stanley, BofA Merrill Lynch,
                           JP Morgan, BTG Pactual, Goldman Sachs, Itau BBA,
                           Mitsubishi UFJ Securities, BNP Paribas, Nomura
Securities acquired from:  BofA Merrill Lynch
Affiliated underwriter:    Morgan Stanley & Mitsubishi UFJ Securities
Amount purchased:          6,300
Total offering:            389,018,940

Security:                  Bank Zachodni WBK SA
Date of purchase:          03/22/2013
Date offering commenced:   03/22/2013
Purchase price:            PLN 245.00
Commission rate:           1.50%
Syndicate Members:         Deutsche Bank, Citigroup,
                           Morgan Stanly, BofA Merrill Lynch,
                           Credit Suisse, KBC Securities,
                           Santander Investment
Securities acquired from:  Deutsche Bank
Affiliated underwriter:    Morgan Stanley & Co International plc
Amount purchased:          5,001
Total offering:            19,978,913

Security:                  Matahari Department Store
Date of purchase:          03/25/2013
Date offering commenced:   03/26/2013
Purchase price:            IDR 10,850
Commission rate:           IDR  1.00
Syndicate Members:         CIMB Bank (L) Limited, Morgan Stanley,
                           UBS AG, Singapore Branch
Securities acquired from:  CIMB Group Holdings
Affiliated underwriter:    Morgan Stanley & Co International plc
Amount purchased:          173,500
Total offering:            1,167,170,000

Security:                  Ynadex NV
Date of purchase:          03/12/2013
Date offering commenced:   03/12/2013
Purchase price:            USD 22.75
Commission rate:           0.56875
Syndicate Members:         Morgan Stanley, Deutsche Bank,
                           Goldman Sachs
Securities acquired from:  Deutsche Bank
Affiliated underwriter:    Morgan Stanley & Co International plc
Amount purchased:          5,400
Total offering:            24,253,987


The following Rule 10f-3 transactions were effected by the Small Cap Value Fund:

Security:                  Ply Gem Holdings Inc
Date of purchase:          05/23/13
Date offering commenced:   05/23/13
Purchase price:            21.00 USD
Commission rate:            1.3986%
Syndicate Members:         JP Morgan Securities, Credit Suisse,
                           Goldman Sachs & Co, UBS Investment Bank,
                           Deutsche Bank Securities, BB&T Capital Markets,
                           Zelman Partners LLC, Stephens Inc
Securities acquired from:  JP Morgan Securities
Affiliated underwriter:    Stephens, Inc.
Amount purchased:          8,500
Total offering:            15,789,474


The following Rule 10f-3 transactions were effected by the Small Cap Growth Fund:

Security:                  Chuy's Holdings, Inc.
Date of purchase:          01/25/2013
Date offering commenced:   01/25/2013
Purchase price:            25.00 USD
Commission rate:            1.00 USD
Syndicate Members:         Jefferies, Baird, Raymond James,
                           KeyBanc Capital Markets, Stephens Inc
Securities acquired from:  Jeffries, Baird
Affiliated underwriter:    Stephens Inc
Amount purchased:          10,000
Total offering:            5,175,000


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